EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100340 and 333-106320) of International Lease Finance Corporation (the “Company”) and in the related Prospectus of our report dated March 13, 2003, except for the effects of the restatement described in Note M as to which the date is February 2, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this form 10-K/A

                                                PricewaterhouseCoopers LLP

Los Angeles, California

February 2, 2004